UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2011

LITHIUM TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10379B Democracy Lane Fairfax VA	22030
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (571) 207-9055

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement

Execution of Strategic Transaction

On April 1, 2011, Lithium Technology Corporation (the “Company”) closed on the final part of a series of strategic transactions (the “Strategic Transaction”) with Cicco Holding AG (the “Purchaser”), an affiliate of Frazer-Nash Research Ltd. (“Frazer-Nash”).  The Company and the Purchaser executed on March 30, 2011 several related definitive agreements concerning the Strategic Transaction.  The definitive agreements executed in connection with the closing of the Strategic Transaction include a Securities Purchase Agreement (the “Purchase Agreement”), a Closing Note (the “Closing Note”), a Closing Warrant (the “Closing Warrant”), an Investor Rights Agreement (the “IR Agreement”) and a Joint Venture and Shareholder’s Agreement through GAIA Holding B.V. (“GAIA”), a subsidiary of the Company (the “JV Agreement” and together with the Purchase Agreement, the Closing Note, the Closing Warrant and the IR Agreement, the “Strategic Agreements”).  Unless otherwise defined herein, all defined terms herein shall have the meaning ascribed to them in the respective Strategic Agreements.

The Company had previously sold to another affiliate of Frazer-Nash 83,333,333 shares of its Common Stock, $.01 par value, in October, 2010 as the initial part of the Strategic Transaction (the “October Shares”).  Such purchase was previously reported in a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on October 29, 2010.

Pursuant to the terms of the Purchase Agreement, the Company sold to the Purchaser 721,500,000 Shares of the Company’s Common Stock, $.01 par value (the “Shares”).  In consideration of the Shares, the Purchaser delivered to the Company in connection with the closing (i) Three Million U.S. Dollars ($3,000,000) and (ii) an executed purchase order for the Battery Pack units containing at least 14,400 battery cells (the “Purchase Order”).    Of the Shares, 596,500,000 are being held in escrow by the Company or its counsel and shall be released to the Purchaser in proportion to the amounts funded under the Notes as compared to the Commitment Amount (as defined below) within five (5) days of receipt of an advance under any Note.

Additionally, under the terms of the Purchase Agreement, the Purchaser agreed to make a loan facility available to the Company in exchange for the issuance of convertible promissory notes, each in the form attached to the Purchase Agreement (each a “Note”).  The Purchaser agreed to provide advances to the Company (each an “Advance”) up to an aggregate limit of Four Million Six Hundred Twenty-Nine Thousand One Hundred Ninety-Eight U.S. Dollars ($4,629,198) (the “Commitment Amount”).  The Company may request an Advance or the Purchaser may provide the Company with an Advance up to the Commitment Amount through December 31, 2011.  Upon the receipt of any Advance, the Company agreed to issue a Note in the principal amount of such Advance.   Each Note accrues interest at nine percent (9%) per annum and matures on June 30, 2013 (the “Maturity Date”).   The holder of each Note may at its option convert the principal of and accrued interest on the Note into shares of the Company’s Common Stock at $.03 per share (subject to certain adjustments for Company dilutive events set forth in Section 3.1(a) of the Note) at any time prior to the Maturity Date.  Each Note also gives the holder the right to accelerate the Note upon the occurrence of an Event of Default (as defined in Section 2.1 of the Note).

Each Note is guaranteed by two of the Company’s subsidiaries, GAIA Akkumulatorenwerke GmbH (“GAIA GmbH”) and Dilo Trading AG (“Dilo” and together with GAIA GmbH, each a “Guarantor Subsidiary”), pursuant to a guaranty (each a “Guaranty”).  Each Guaranty contains an agreement by each affiliated entity of the Guarantor Subsidiary (each, an “Affiliated Creditor”) which includes the Company, to subordinate any indebtedness owed by Guarantor Subsidiary to each such Affiliated Creditor.  Therefore, the Company is also a party as an “Affiliated Creditor” to each Guaranty.  Under the terms of the Purchase Agreement, the Company agreed to enter and to cause each Guarantor Subsidiary to enter into the respective Guarantees within thirty (30) days of the Closing Date and to cause each Affiliated Creditor to convert such indebtedness to equity.

In connection with the closing, the Company issued to the Purchaser the Closing Note in the form of the Note in the principal amount of Three Hundred Seventy Thousand Eight Hundred Two Dollars ($370,802), which represents the Cumulative Investment paid to the Company by the Purchaser as excess funding in the purchase of battery cells from the Company prior to the Closing Date.  The Purchaser agreed to waive any requirement that the Closing Note be guaranteed upon execution and issuance thereof on the Closing Date.

The Company also issued a Closing Warrant to the Purchaser in connection with the closing that is designed to provide the Purchaser with anti-dilution protection against the exercise or conversion of the Specified Antidilution Securities (as defined below).  The Closing Warrant is fully vested and is exercisable by the holder thereof for as long as any of the Specified Antidilution Securities (as defined below) is outstanding and exercisable.  The exercise price for each share issuable thereunder (each, a “Warrant Share”) is $.01 per share and the Closing Warrant must be exercised on a cashless basis.  The holder of the Closing Warrant may exercise the Closing Warrant for such number of Warrant Shares, when added to the Specified Share Number, which is equal to 35.0% of the Specified Antidilution Base.  The “Specified Share Number” is the sum of (i) the number of October Shares, (ii) the number of Closing Shares (assuming the release of all Holdback Shares), and (iii) the number of shares of Common Stock issuable upon conversion of all Notes (assuming that the Commitment Amount has been fully funded under the Notes) at the time of determination (as each of the foregoing terms is defined in the Securities Purchase Agreement).   The “Specified Antidilution Base” is the sum of (i) 1,907,371,256 shares of Common Stock outstanding on the date of issuance of the Closing Warrant, (ii) the number of shares of Common Stock, if any, issued upon exercise or conversion of the Specified Antidilution Securities following the Closing Date, and (iii) the number of shares of Common Stock issuable as Warrant Shares after giving effect to the exercise of the Closing Warrant on a “cashless exercise” basis.  The “Specified Antidilution Securities” are any outstanding options, warrants, convertible notes and debentures of the Company prior to the Closing Date.

Under the terms of the Purchase Agreement, the Purchaser shall additionally be entitled to receive warrants to purchase shares of the Company’s Common Stock in the form attached to the Purchase Agreement as Exhibit C-2 (each a “Performance Warrant”) upon the fulfillment of certain conditions specified in Section 2.5 the Purchase Agreement including the achievement of certain Performance Targets by the Joint Venture Entity (as defined below).  The Performance Warrants issuable to Purchaser shall be for the purchase of the specified amount of shares of Common Stock at the specified exercise prices set forth in Schedules IIA and IIB of the Purchase Agreement for each Performance Target.  For the Performance Warrants issuable for the Warrant Shares set forth on Schedule IIA, in order to exercise such Performance Warrant, the funding in full of the Commitment Amount of the Notes and the conversion in full of all outstanding Notes must occur.  For the Performance Warrants issuable for the Warrant Shares set forth on Schedule IIB, in order for each such Performance Warrant to be issued, the funding in full of the Commitment Amount of the Notes and the conversion in full of all outstanding Notes must occur.  Each Performance Warrant when issued is fully vested and is exercisable for one (1) year from the date of issuance.  The number of shares issuable and the exercise price per share are subject to adjustment for certain Company events set forth in Section 5 of the Warrant.

The Company also entered into the IR Agreement with the Purchaser, which provides, among other things, demand registration rights after June 1, 2011 and piggyback registration rights to the holder(s) of the Common Stock purchased on the Closing Date, the October Shares, the Common Stock issuable upon conversion of the Notes, and the Common Stock issuable upon exercise of the Warrants outstanding at the time of registration.  The IR Agreement further grants to the Purchaser a right of first refusal to purchase shares of the Company’s Common Stock being offered and/or issued by the Company upon the same offer/issuance terms except for issuance by the Company of securities (i) pursuant to any contract or plan in effect as of the date of the IR Agreement, (ii) in connection with the employment or retention of management and certain others at an exercise, conversion or issuance price not below fair market value at the security date of grant or issuance, as the case may be, or (iii) where such issuance is approved by the Purchaser.  The IR Agreement additionally grants to the Purchaser the right to appoint directors to the Company’s Board of Directors and to the Company’s Audit Committee according to the terms of the IR Agreement.

Finally, the IR Agreement provides that, after such date as the Commitment Amount has been funded in full and until the later to occur of the Purchaser’s ownership interest decreasing below thirty-five percent (35%) of the Company’s outstanding Common Stock taking into account all of its equity ownership and the shares that it is entitled to under any Notes or the Closing Warrant or the Purchaser selling a share of Common Stock, without the approval of at least four (4) directors, the Company may not, and may not authorize its subsidiaries to, effect the following corporate actions:

(a)	amend its organizational documents;

(b)
issue, grant, sell, transfer, or authorize the same of any options, warrants or other equity rights other than pursuant to certain excluded issuances defined in the IR Agreement (provided, that the foregoing restriction is not applicable if and for so long as the Purchaser has breached any of its obligations under the Purchase Agreement);

(c)
declare, set aside, make or pay any dividend or other distribution, payable in cash, securities, property or otherwise, with respect to its capital stock or other equity interests, except for dividends by or to any direct or indirect wholly-owned subsidiary of the Company;

(d)	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or other securities;

(e)
acquire (including by merger, consolidation, tender offer, acquisition of stock, other equity interests or assets, or any other business combination) any person or assets or business thereof, other than (i) such acquisitions having as do not involve consideration (including the assumption of indebtedness), an aggregate fair market value, enterprise value or asset value no greater than fifty thousand (50,000) Euros and (ii) the acquisition of inventory in the Ordinary Course (as defined in the IR Agreement);

(f)
transfer any material assets or property, including any Intellectual Property (as defined in the IR Agreement), whether voluntary or involuntary, other than (i) such transfers as do not involve consideration (including the assumption of indebtedness), having an aggregate fair market value, enterprise value or asset value greater than fifty thousand (50,000) Euros and (ii) the transfer of inventory in the Ordinary Course;

(g)
create or permit any Lien other than Permitted Liens (as defined in the IR Agreement) except in the Ordinary Course or in connection with the incurrence of Indebtedness  (as defined in the IR Agreement) permitted under subsection (h) below;

(h)
incur, assume or otherwise become liable for any Indebtedness other than Permitted Indebtedness (as defined in the IR Agreement) or Indebtedness that, by its terms, is expressly subordinated to the obligations of the Company and the Guarantor Subsidiaries under the Strategic Agreements;

(i)	amend, settle, satisfy, defease, refinance, purchase, pay or prepay any Indebtedness other than regularly scheduled payments of interest and principal;

(j)
modify the compensation payable or to become payable or the benefits provided to (x) any director, officer, consultant, contractor or employee compensated at least $75,000 or (y) to any family member of the foregoing, except for changes required by the terms of a current contract or benefit plan, (ii) grant or modify any severance or termination pay to, or enter into or modify any vesting, employment, bonus, consulting, change of control or severance arrangement with any current or former director, officer, consultant, contractor or employee, except for new hires in the Ordinary Course, or (iii) establish, adopt, enter into, modify or terminate any benefit plan;

(k)	enter into, amend or terminate any Related Person Contract (as defined in the IR Agreement) other than the Buyer and its Affiliates;

(l)	except in the Ordinary Course, allow the lapse of any registration, or rights of ownership or use, of any material Intellectual Property;

(m)	commence, defend or settle any material Proceeding (as defined in the IR Agreement) with an aggregate fair market value greater than fifty thousand (50,000) Euros;

(n)	become subject to a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(o)	materially change its business or operations or the manner of conducting the same (except as may be required by law);

(p)	make any Extraordinary Expenditure (as defined in the IR Agreement);

(q)	enter into a strategic partnership with any Person; or

(r)	authorize, commit or agree to take any of the foregoing actions.

The Company, through GAIA, entered into the JV Agreement with the Purchaser.  Pursuant to the terms of the JV Agreement, through the joint venture the two entities intend to engage in the business of developing, manufacturing, marketing, selling and distributing battery packs (“Battery Packs”), and complete energy management systems (“CEMS”) for and to the automotive industry and any other industry in which mass volume application of CEMS and/or Battery Packs is possible using and applying the technology of both entities. Pursuant to the terms of the JV Agreement, the Company is making an initial investment in the Joint Venture Entity of CHF 490,000 ($533,414) and an aggregate investment of CHF 980,000 ($1,066,828) and for such investment, the Company will receive a fifty percent (50%) economic ownership interest and a thirty percent (30%) voting ownership interest.  The Joint Venture Entity’s Board of Directors shall consist of four (4) members.  The Company has the right to appoint two members to the Board of Directors of the Joint Venture Entity.  The ownership of the Joint Venture Entity by the Company is subject to certain prohibitions on share transfers, a right of first refusal, tag-along and drag-along rights as well as a call option in the event of a shareholder breach of the JV Agreement.

The JV Agreement further provides that the Joint Venture Entity shall not declare any dividends to the shareholders during the first full business year after the incorporation thereof, and after the elapse of such full business year, fifty percent (50%) of the accumulated profits of the Joint Venture Entity shall be paid out to each of the shareholders and the remaining fifty percent (50%) shall be retained and used as working capital.

Additionally, pursuant to the terms of the JV Agreement, the Company has agreed to enter into a License Agreement between the Company, its subsidiaries GAIA GmbH and Dilo (collectively, the “Licensors”), and the Joint Venture Entity within thirty (30) days of the Closing Date.  The License Agreement between the Licensors and the Joint Venture Entity provides that the Licensors shall, in return for a royalty payment, license all of their know-how, patents, technology, software and intellectual property rights necessary for the development or manufacturing of battery cells (collectively, the “LTC Technology”), including any improvements thereof, to the Joint Venture Entity for its use in developing, manufacturing, selling, marketing, exporting and importing battery cells and Products (as defined in the License Agreement) in the Relevant Market.  The “Relevant Market” is defined as the automotive industry and any other industry in which mass volume application of CEMS and/or Battery Packs is possible and/or commercially feasible. The Joint Venture Entity may sublicense its rights under the License Agreement to certain related third parties of the Joint Venture Entity and to third parties who have been approved by the Licensors and have entered into a sub-licensing agreement in form and substance similar to the License Agreement.  For the license of the LTC Technology, the Joint Venture Entity shall pay to the Licensors the royalty payments set forth in the License Agreement.  The term of the License Agreement shall be for ten (10) years from the date of execution with additional five (5) year renewal terms upon six (6) months prior notice to the Licensor by the Licensee of its desire to extend the term.

Additionally, in accordance with the terms of the License Agreement, the Company agrees to provide to the Joint Venture Entity a continuous supply of battery cells subject to mutually agreed commercial terms required in connection with the proposed operations of the Joint Venture Entity until such time as the Joint Venture Entity is able to provide the supply on its own as well as research and development support as reasonably requested by the Joint Venture Entity at no cost to the Joint Venture Entity.

Restructure of Convertible Debt Instruments

In connection with the Strategic Transaction, the Company entered into amendments of certain of the outstanding convertible debt instruments with the holders of such debt instruments.  The amended terms include (i) the extension of the maturity dates for each such debt instrument to July 1, 2013 (the “New Maturity Date”) and (ii) the waiver of any rights regarding acceleration of payment with respect to the previous occurrence of any events of default.

Consulting Agreements; Director fees

The Company entered into letter agreements with consulting firms that employ Theo Kremers, Fred Mulder and Christiaan van den Berg, the current Directors of the Company, to extend their services for an additional term through December 31, 2012 and to provide payment to each of them of a monthly Director fee of € 4,167 for their services as a Director of the Company. The agreements are specifically with FMSUD Consultancy B.V. (the “Mulder Agreement”), OUIDA Management Consultancy BV (the “Kremers Agreement”) and Steenburgh Management BV (the “van den Berg Agreement”).

The Mulder Agreement additionally provides that the Company shall pay a monthly consulting fee of € 7,500 to FMSUD Consultancy B.V. for its services.

The OUIDA Agreement additionally provides that the Company shall pay a monthly consulting fee of € 20,833 to OUIDA Management Consultancy BV in exchange for at least 160 hours of services each month.  The OUIDA Agreement finally provides that in the event that Theo M.M. Kremers, an employee of OUIDA Management Consultancy B.V., is no longer the Chief Executive Officer of the Company but is still providing consulting services to the Company, the Company shall be entitled to only approximately 64 hours of services per month from Mr. Kremers and shall pay a monthly consulting fee of € 8,333 in return therefor.

The Company agreed to enter into a letter agreement with the Company’s new Board member, Mr. William Tet Hin Chia, appointed as disclosed under Item 5.02 below, to provide payment to him of a monthly fee of € 4,167 for his services as a Director of the Company.

Indemnification Agreements

In connection with the Strategic Transaction and the appointment of the new Director to the Board of Directors, the Company entered into Indemnification Agreements on mutually agreeable terms with each current Director of the Company and has agreed to enter into an Indemnification Agreement with the new Director of the Company designated by the Purchaser within thirty (30) days of the Closing Date.

Section 3 – Securities and Trading Markets

Item 3.02.         Unregistered Sales of Equity Securities.

As described above, on April 1, 2011, the Company closed on the sale to Cicco Holding AG, (the “Purchaser”) of 721,500,000 shares of Common Stock in a private transaction for an aggregate consideration of (i) Three Million U.S. Dollars ($3,000,000) and (ii) receipt of the executed Purchase Order. The Company did not pay any underwriting discounts or commissions in connection with the issuance of the Shares in this transaction. Issuance of the Shares was exempt from registration under Section 4(2) of the Securities Act. The Shares were issued to the Purchaser in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.

The Company also issued a Closing Warrant to the Purchaser.  The Closing Warrant is fully vested and is exercisable by the holder thereof for as long as any of the Specified Antidilution Securities (as defined below) is outstanding and exercisable.  The exercise price for each Warrant Share issuable thereunder is $.01 per share and the Closing Warrant shall be exercised on a cashless basis.  The holder of the Closing Warrant may exercise the Closing Warrant for such number of Warrant Shares, when added to the Specified Share Number, which is equal to 35.0% of the Specified Antidilution Base.  The “Specified Share Number” is the sum of (i) the number of October Shares, (ii) the number of Closing Shares (assuming the release of all Holdback Shares), and (iii) the number of shares of Common Stock issuable upon conversion of all Notes (assuming that the Commitment Amount has been fully funded under the Notes) at the time of determination (as each of the foregoing terms is defined in the Securities Purchase Agreement).   The “Specified Antidilution Base” is the sum of (i) 1,907,371,256 shares of Common Stock outstanding on the date of issuance of the Closing Warrant, (ii) the number of shares of Common Stock, if any, issued upon exercise or conversion of the Specified Antidilution Securities following the Closing Date, and (iii) the number of shares of Common Stock issuable as Warrant Shares after giving effect to the exercise of the Closing Warrant on a “cashless exercise” basis.  The “Specified Antidilution Securities” are any outstanding options, warrants, convertible notes and debentures of the Company prior to the Closing Date.

Section 5 – Corporate Governance and Management

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Strategic Transaction and pursuant to the terms of the IR Agreement described in Item 1.01 above, the Company set the number of its Board of Directors at five (5) Directors and appointed one new Director designated by the Purchaser, Mr. William Tet Hin Chia.  This new Director was also appointed to the Audit Committee of the Company.

Mr. William Tet Hin Chia has been the Group Director of Operations of Frazer-Nash Research Limited since 2001.  He worked in several management positions over a period of twenty years with DBS Bank Limited covering retail and international banking including directorships in its joint venture banking and securities companies in Indonesia and overseeing branches and securities operations in South Korea and United Kingdom.  He served as Country Manager of DBS Bank in London and Director of DBS Securities (UK) Limited during the period 1996 to 2001.  Prior to that from 1992 to 1996, he held the offices of Chief Representative of DBS Bank in Indonesia, Vice President Director and Board Member of PT DBS Buana Tat Lee Bank and Commissioner and Board Member of PT DBS Securities Indonesia (formerly known as PT DBS Gadjah Tunggal Securities Indonesia).  During the period 1988 to 1992, he served as the Deputy Country Manager and subsequently Country Manager of DBS Bank in South Korea. Mr. Chia has a BSc (Hons) in Mathematics from the National University of Singapore.

The Company agreed to enter into a letter agreement with Mr. Chia to provide payment to him of a monthly fee of € 4,167 for his services as a Director of the Company.

Item 5.03.         Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

In connection with the Strategic Transaction, the Company will be required to file an Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, to increase the number of authorized shares of the Company’s Common Stock.  The increase in the number of authorized shares of Common Stock is needed in order for the Company to have adequate reserves of Common Stock available for issuance upon exercise of any of the Warrants issued to the Purchaser, conversion of any of the Notes issued to the Purchaser, and conversion and/or exercise of previously issued notes, debentures, options and warrants.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits

10.30	Securities Purchase Agreement dated March 30, 2011 by and between Lithium Technology Corporation and Cicco Holding AG.
10.31	Form of Amended and Restated Convertible Promissory Note.
10.32	Joint Venture and Shareholder’s Agreement dated March 30, 2011 by and between GAIA Holding B.V. and Cicco Holding AG.
10.33	Letter Agreement effective as of February 14, 2011 by and between Lithium Technology Corporation and OUIDA Management Consultancy BV.
10.34	Letter Agreement dated as of March 28, 2011 by and between Lithium Technology Corporation and FMSUD Consultancy B.V.
10.35	Letter Agreement dated as of April 1, 2011 by and between Lithium Technology Corporation and FMSUD Consultancy B.V.
10.36	Letter Agreement dated as of March 28, 2011 by and between Lithium Technology Corporation and Dr. Christiaan van den Berg.
10.37	Form of Indemnification Agreement.
99.1	Press Release dated April 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  April 7, 2011

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/ Theo M. M. Kremers
Name:	Theo M. M. Kremers
Title:	Chief Executive Officer